MGP INGREDIENTS ANNOUNCES BOARD TRANSITION

ATCHISON, Kan., December 16, 2025 – MGP Ingredients, Inc. (Nasdaq:MGPI), a leading provider of branded and distilled spirits and food ingredient solutions, announced that following over 15 years of distinguished service, Karen Seaberg retired from the company’s Board of Directors, effective December 14, 2025.
Julie Francis, president and chief executive officer, has been appointed to serve as a director on the company’s Board, effective December 15, 2025.
“Karen’s contributions to MGP span decades and reflect her deep commitment to the company. As a long-standing director, including serving as Chairman of the Board from 2014 to 2024, she has provided steady leadership through periods of significant growth and transformation. On behalf of the Board, I want to express our sincere gratitude for her service, her stewardship, and her thoughtful counsel,” said Martin Roper, Chairman of the Board.
He continued, “We are also pleased to welcome Julie to the Board. Since joining as CEO, Julie has demonstrated strong leadership and strategic focus, and her perspective from leading the organization will further strengthen the Board as we continue to execute our long-term strategy.”
Seaberg commented, “Serving on the MGP Board has been a meaningful part of my life, and I am deeply proud of the company’s evolution and the people who make it special. MGP’s roots in Atchison and my family’s history with the company have always been close to my heart, and I feel this is the right time for a thoughtful transition given the significant progress the Company has made in attracting and retaining the leadership and talent to execute the next phase of its vision. I look forward to continuing my support of MGP and the Atchison community in new ways.”
Francis remarked, “I am honored to join the MGP Board. Having worked closely with the Board since becoming CEO, I welcome the opportunity to contribute as a director. Together, we will continue to build on MGP’s strong heritage, advance our long-term strategy, and create long-term value for all of our stakeholders.”
About MGP Ingredients, Inc.
MGP Ingredients, Inc. (Nasdaq: MGPI) has been formulating excellence since 1941 by bringing product ideas to life across the alcoholic beverage and specialty ingredient industries through three segments: Branded Spirits, Distilling Solutions, and Ingredient Solutions. MGP is one of the leading spirits distillers with an award-winning portfolio of premium brands including

Penelope, Rebel, Remus, and Yellowstone bourbons and El Mayor tequila, under the Luxco umbrella. With distilleries in Indiana and Kentucky, a tequila distillery joint venture in Arandas, Mexico, and bottling operations in Missouri, Ohio, and Northern Ireland, the company creates distilled spirits for customers including many world-renowned spirits brands. In addition, the company’s high-quality specialty fiber, protein, and starch ingredients provide functional, nutritional, and sensory solutions for a wide range of food products. To learn more, please visit MGPIngredients.com.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements about the ability of MGP Ingredients, Inc. (the “Company” or “MGP”) to strengthen its Board, execute its vision, advance its strategy, and create value. Forward looking statements are usually identified by or are associated with words such as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “project,” “forecast,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and similar terminology. These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, Company financial results, and Company financial condition and are not guarantees of future performance.
All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. For further information on these risks and uncertainties and other factors that could affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2025, as well as the Company’s other SEC filings. The Company undertakes no obligation to update any forward-looking statements or information in this press release, except as required by law.
For More Information
Investors:
Amit Sharma
a.sharma@mgpi.com

Media:
Patrick Barry
patrick@byrnepr.net
314-540-3865

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